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                                                                   EXHIBIT 24(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Xechem International, Inc. and its subsidiaries on Form S-8 (File No. 333-____) of our report, which includes an explanatory paragraph, relating to factors which raise substantial doubt about the company's ability to continue as a going concern, dated March 20, 1998, on our audits of the consolidated financial statements of Xechem International, Inc. and its subsidiaries as of December 31, 1997, and for each of the two years in the period ended
December 31, 1997 and for the cumulative period from March 15, 1990 (date of inception) to December 31, 1997.


                                               /s/ Moore Stephens, P.C.
                                               ----------------------------
                                               MOORE STEPHENS, P.C.
                                               Certified Public Accountants


Cranford, New Jersey
November 17, 1998